 Exhibit 99.1

Moyes & Co.
www.moyesco.com

ESTIMATE
of
RESERVES AND FUTURE REVENUE
to the
AMAZING ENERGY OIL AND GAS COMPANY
in
CERTAIN OIL & GAS PROPERTIES
located in
Walthall County, Mississippi
as of
May 1, 2019

PER SEC GUIDELINES, ECONOMICS ARE BASED ON 12 MONTH AVERAGE PRICING ADJUSTED TO
WELLHEAD ENDING ON MAY 1, 2019

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June 11, 2019

Mr. Willard G. McAndrew III
Amazing Energy Oil and Gas Company
5700 W. Plano Parkway, Suite 3600
Plano, TX 75093

Dear Mr. Willard G. McAndrew III:

In accordance with your request, we have estimated the reserves and future revenue, as of May 1, 2019, to the Amazing Energy Oil and Gas Company (“Amazing Energy”) interest in certain oil & gas properties located in Walthall County, Mississippi, as listed in the accompanying tabulations. This report has been prepared using historical 12-month average pricing, as discussed in subsequent paragraphs of this letter. The estimates of reserves and future revenue in this report have otherwise been prepared in accordance with the United States Securities Exchange Commission (“SEC”) guidelines. Definitions are presented immediately following this letter.

As presented in the accompanying summary projections, we estimate the net reserves and future net revenue to Amazing Energy’s interest in these properties, as of May 1, 2019, to be:

The estimates shown in this report are for Proved Developed Non-Producing (PDNP), Proved Behind-Pipe (PBP) and Proved Undeveloped (PUD) locations. This report does not include any value that could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated. Reserves categorization conveys the relative degree of certainty; reserves sub- categorization is based on development and production status. The estimates of reserves and future revenue included herein have not been adjusted for risk. For each reserves category this report includes a summary projection of reserves and revenue.

The future net revenue has been discounted at an annual rate of 10 percent to determine its present worth. The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

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For the purposes of this report, we did not perform any field inspection of the properties, nor did we examine the mechanical operation or condition of the wells and their related facilities. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs due to such possible liability. Our estimates of future revenue do not include any salvage value for the lease and well equipment or the cost of abandoning the properties.

Per SEC guidelines, the average 12-month historical WTI price of $64.61/bbl and Henry Hub price of 3.07/Mscf were used as the basis for product pricing in this report. An oil price differential of plus $6/bbl is included in the economics, and no gas price differential was applied. Operating and estimated future capital costs are based on lease operating statements and AFE’s proved by Amazing Energy.

The reserves shown in this report are estimates only and should not be construed as exact quantities. The reserves may or may not be recoverable; if they are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions made while preparing this report. Also, estimates of reserves may increase or decrease as a result of future operations.

In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which the controlling interpretation may be legal or accounting, rather than engineering and geologic. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geologic data; therefore, our conclusions necessarily represent only informed professional judgment.

The titles to the properties have not been examined by Moyes & Co., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Amazing Energy and were accepted as accurate. Supporting geologic field performance and work data are on file in our office. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties and are not employed on a contingent basis.

Sincerely,

P. Dee Patterson, P.E.
Managing Director
Moyes & Co.
dpatterson@moyesco.com

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1.	Definitions of Oil and Gas Reserves

Adapted from the 2007 Petroleum Resources Management System (PRMS) Approved by the Society of Petroleum Engineers (SPE)

Petroleum Resources Classification Framework

Petroleum is defined as a naturally occurring mixture consisting of hydrocarbons in the gaseous, liquid, or solid phase. Petroleum may also contain non-hydrocarbons, common examples of which are carbon dioxide, nitrogen, hydrogen sulfide and sulfur. In rare cases, non-hydrocarbon content could be greater than 50%.

The term “resources” as used herein is intended to encompass all quantities of petroleum naturally occurring on or within the Earth’s crust, discovered and undiscovered (recoverable and unrecoverable), plus those quantities already produced. Further, it includes all types of petroleum whether currently considered “conventional” or “unconventional.”

Figure 1-1 is a graphical representation of the SPE/WPC/AAPG/SPEE resources classification system. The system defines the major recoverable resources classes: Production, Reserves, Contingent Resources, and Prospective Resources, as well as Unrecoverable petroleum.

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The “Range of Uncertainty” reflects a range of estimated quantities potentially recoverable from an accumulation by a project, while the vertical axis represents the “Chance of Commerciality” which is the chance that the project will be developed and reach commercial producing status. The following definitions apply to the major subdivisions within the resources classification:

TOTAL PETROLEUM INITIALLY-IN-PLACE is that quantity of petroleum that is estimated to exist originally in naturally occurring accumulations. It includes that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations prior to production plus those estimated quantities in accumulations yet to be discovered (equivalent to “total resources”).

DISCOVERED PETROLEUM INITIALLY-IN-PLACE is that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations prior to production.

PRODUCTION is the cumulative quantity of petroleum that has been recovered at a given date. While all recoverable resources are estimated and production is measured in terms of the sales product specifications, raw production (sales plus non-sales) quantities are also measured and required to support engineering analyses based on reservoir voidage (see Production Measurement, section 3.2 of the official PRMS document).

Multiple development projects may be applied to each known accumulation, and each project will recover an estimated portion of the initially-in-place quantities. The projects shall be subdivided into Commercial and Sub-Commercial, with the estimated recoverable quantities being classified as Reserves and Contingent Resources respectively, as defined below.

RESERVES are those quantities of petroleum anticipated to be commercially recoverable by application of development projects to known accumulations from a given date forward under defined conditions. Reserves must further satisfy four criteria: they must be discovered, recoverable, commercial, and remaining (as of the evaluation date) based on the development project(s) applied. Reserves are further categorized in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by development and production status.

CONTINGENT RESOURCES are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations, but the applied project(s) are not yet considered mature enough for commercial development due to one or more contingencies. Contingent Resources may include, for example, projects for which there are currently no viable markets, or where commercial recovery is dependent on technology under development, or where evaluation of the accumulation is insufficient to clearly assess commerciality. Contingent Resources are further categorized in accordance with the level of certainty associated with the estimates and may be subclassified based on project maturity and/or characterized by their economic status.

UNDISCOVERED PETROLEUM INITIALLY-IN-PLACE is that quantity of petroleum estimated, as of a given date, to be contained within accumulations yet to be discovered.

PROSPECTIVE RESOURCES are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective Resources have both an associated chance of discovery and a chance of development. Prospective Resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity.

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UNRECOVERABLE is that portion of Discovered or Undiscovered Petroleum Initially-in-Place quantities which is estimated, as of a given date, not to be recoverable by future development projects. A portion of these quantities may become recoverable in the future as commercial circumstances change or technological developments occur; the remaining portion may never be recovered due to physical/chemical constraints represented by subsurface interaction of fluids and reservoir rocks.

Estimated Ultimate Recovery (EUR) is not a resources category, but a term that may be applied to any accumulation or group of accumulations (discovered or undiscovered) to define those quantities of petroleum estimated, as of a given date, to be potentially recoverable under defined technical and commercial conditions plus those quantities already produced (total of recoverable resources).

In specialized areas, such as basin potential studies, alternative terminology has been used; the total resources may be referred to as Total Resource Base or Hydrocarbon Endowment. Total recoverable or EUR may be termed Basin Potential. The sum of Reserves, Contingent Resources, and Prospective Resources may be referred to as “remaining recoverable resources.” When such terms are used, it is important that each classification component of the summation also be provided. Moreover, these quantities should not be aggregated without due consideration of the varying degrees of technical and commercial risk involved with their classification.

Resources Categorization

The horizontal axis in the Resources Classification (Figure 1.1) defines the range of uncertainty in estimates of the quantities of recoverable, or potentially recoverable, petroleum associated with a project. These estimates include both technical and commercial uncertainty components as follows:

●	The total petroleum remaining within the accumulation (in-place resources).

●	That portion of the in-place petroleum that can be recovered by applying a defined development project or projects.

●	Variations in the commercial conditions that may impact the quantities recovered and sold (e.g., market availability, contractual changes).

Where commercial uncertainties are such that there is significant risk that the complete project (as initially defined) will not proceed, it is advised to create a separate project classified as Contingent Resources with an appropriate chance of commerciality.

Range of Uncertainty

The range of uncertainty of the recoverable and/or potentially recoverable volumes may be represented by either deterministic scenarios or by a probability distribution (see Deterministic and Probabilistic Methods, section 4.2 of the official PRMS document).

When the range of uncertainty is represented by a probability distribution, a low, best, and high estimate shall be provided such that:

●	There should be at least a 90% probability (P90) that the quantities actually recovered will equal or exceed the low estimate.

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●	There should be at least a 50% probability (P50) that the quantities actually recovered will equal or exceed the best estimate.

●	There should be at least a 10% probability (P10) that the quantities actually recovered will equal or exceed the high estimate.

When using the deterministic scenario method, typically there should also be low, best, and high estimates, where such estimates are based on qualitative assessments of relative uncertainty using consistent interpretation guidelines. Under the deterministic incremental (risk-based) approach, quantities at each level of uncertainty are estimated discretely and separately (see Category Definitions and Guidelines, section 2.2.2 of the official PRMS document).

These same approaches to describing uncertainty may be applied to Reserves, Contingent Resources, and Prospective Resources. While there may be significant risk that sub-commercial and undiscovered accumulations will not achieve commercial production, it is useful to consider the range of potentially recoverable quantities independently of such a risk or consideration of the resource class to which the quantities will be assigned.

Category Definitions and Guidelines

Evaluators may assess recoverable quantities and categorize results by uncertainty using the deterministic incremental (risk-based) approach, the deterministic scenario (cumulative) approach, or probabilistic methods. (see “2001 Supplemental Guidelines,” Chapter 2.5). In many cases, a combination of approaches is used.

Use of consistent terminology (Figure 1.1) promotes clarity in communication of evaluation results. For Reserves, the general cumulative terms low/best/high estimates are denoted as 1P/2P/3P, respectively. The associated incremental quantities are termed Proved, Probable and Possible. Reserves are a subset of, and must be viewed within context of, the complete resources classification system. While the categorization criteria are proposed specifically for Reserves, in most cases, they can be equally applied to Contingent and Prospective Resources conditional upon their satisfying the criteria for discovery and/or development.

For Contingent Resources, the general cumulative terms low/best/high estimates are denoted as 1C/2C/3C respectively. For Prospective Resources, the general cumulative terms low/best/high estimates still apply. No specific terms are defined for incremental quantities within Contingent and Prospective Resources.

Without new technical information, there should be no change in the distribution of technically recoverable volumes and their categorization boundaries when conditions are satisfied sufficiently to reclassify a project from Contingent Resources to Reserves. All evaluations require application of a consistent set of forecast conditions, including assumed future costs and prices, for both classification of projects and categorization of estimated quantities recovered by each project (see Commercial Evaluations, section 3.1 of the official PRMS document).

The following summarizes the definitions for each Reserves category in terms of both the deterministic incremental approach and scenario approach and also provides the probability criteria if probabilistic methods are applied.

●
Proved Reserves are those quantities of petroleum, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under defined economic conditions, operating methods, and government regulations. If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

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●
Probable Reserves are those additional Reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than Proved Reserves but more certain to be recovered than Possible Reserves. It is equally likely that actual remaining quantities recovered will be greater than or less than the sum of the estimated Proved plus Probable Reserves (2P). In this context, when probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the 2P estimate.

●
Possible Reserves are those additional reserves which analysis of geoscience and engineering data suggest are less likely to be recoverable than Probable Reserves. The total quantities ultimately recovered from the project have a low probability to exceed the sum of Proved plus Probable plus Possible (3P) Reserves, which is equivalent to the high estimate scenario. In this context, when probabilistic methods are used, there should be at least a 10% probability that the actual quantities recovered will equal or exceed the 3P estimate.

Based on additional data and updated interpretations that indicate increased certainty, portions of Possible and Probable Reserves may be re-categorized as Probable and Proved Reserves.

Uncertainty in resource estimates is best communicated by reporting a range of potential results. However, if it is required to report a single representative result, the “best estimate” is considered the most realistic assessment of recoverable quantities. It is generally considered to represent the sum of Proved and Probable estimates (2P) when using the deterministic scenario or the probabilistic assessment methods. It should be noted that under the deterministic incremental (risk-based) approach, discrete estimates are made for each category, and they should not be aggregated without due consideration of their associated risk (see “2001 Supplemental Guidelines,” Chapter 2.5).

Commercial Evaluations

Investment decisions are based on the entity’s view of future commercial conditions that may impact the development feasibility (commitment to develop) and production/cash flow schedule of oil and gas projects. Commercial conditions include, but are not limited to, assumptions of financial conditions (costs, prices, fiscal terms, taxes), marketing, legal, environmental, social, and governmental factors. Project value may be assessed in several ways (e.g., historical costs, comparative market values); the guidelines herein apply only to evaluations based on cash flow analysis. Moreover, modifying factors such contractual or political risks that may additionally influence investment decisions are not addressed. (Additional detail on commercial issues can be found in the “2001 Supplemental Guidelines,” Chapter 4.)

Cash-Flow-Based Resources Evaluations

Resources evaluations are based on estimates of future production and the associated cash flow schedules for each development project. The sum of the associated annual net cash flows yields the estimated future net revenue. When the cash flows are discounted according to a defined discount rate and time period, the summation of the discounted cash flows is termed net present value (NPV) of the project. The calculation shall reflect:

●	The expected quantities of production projected over identified time periods.

●
The estimated costs associated with the project to develop, recover, and produce the quantities of production at its Reference Point (see section 3.2.1 of the official PRMS document), including environmental, abandonment, and reclamation costs charged to the project, based on the evaluator’s view of the costs expected to apply in future periods.

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●
The estimated revenues from the quantities of production based on the evaluator’s view of the prices expected to apply to the respective commodities in future periods including that portion of the costs and revenues accruing to the entity.

●	Future projected production and revenue related taxes and royalties expected to be paid by the entity.

●	A project life that is limited to the period of entitlement or reasonable expectation thereof.

●
The application of an appropriate discount rate that reasonably reflects the weighted average cost of capital or the minimum acceptable rate of return applicable to the entity at the time of the evaluation.

●
While each organization may define specific investment criteria, a project is generally considered to be “economic” if its “best estimate” case has a positive net present value under the organization’s standard discount rate, or if at least has a positive undiscounted cash flow.

Economic Criteria

Evaluators must clearly identify the assumptions on commercial conditions utilized in the evaluation and must document the basis for these assumptions.

The economic evaluation underlying the investment decision is based on the entity’s reasonable forecast of future conditions, including costs and prices, which will exist during the life of the project (forecast case). Such forecasts are based on projected changes to current conditions; SPE defines current conditions as the average of those existing during the previous 12 months.

Alternative economic scenarios are considered in the decision process and, in some cases, to supplement reporting requirements. Evaluators may examine a case in which current conditions are held constant (no inflation or deflation) throughout the project life (constant case).

Evaluations may be modified to accommodate criteria imposed by regulatory agencies regarding external disclosures. For example, these criteria may include a specific requirement that, if the recovery were confined to the technically Proved Reserves estimate, the constant case should still generate a positive cash flow. External reporting requirements may also specify alternative guidance on current conditions (for example, year-end costs and prices).

There may be circumstances in which the project meets criteria to be classified as Reserves using the forecast case but does not meet the external criteria for Proved Reserves. In these specific circumstances, the entity may record 2P and 3P estimates without separately recording Proved. As costs are incurred and development proceeds, the low estimate may eventually satisfy external requirements, and Proved Reserves can then be assigned.

While SPE guidelines do not require that project financing be confirmed prior to classifying projects as Reserves, this may be another external requirement. In many cases, loans are conditional upon the same criteria as above; that is, the project must be economic based on Proved Reserves only. In general, if there is not a reasonable expectation that loans or other forms of financing (e.g., farm-outs) can be arranged such that the development will be initiated within a reasonable timeframe, then the project should be classified as Contingent Resources. If financing is reasonably expected but not yet confirmed, the project may be classified as Reserves, but no Proved Reserves may be reported as above.

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Economic Limit

Economic limit is defined as the production rate beyond which the net operating cash flows from a project, which may be an individual well, lease, or entire field, are negative, a point in time that defines the project’s economic life. Operating costs should be based on the same type of projections as used in price forecasting. Operating costs should include only those costs that are incremental to the project for which the economic limit is being calculated (i.e., only those cash costs that will actually be eliminated if project production ceases should be considered in the calculation of economic limit). Operating costs should include fixed property-specific overhead charges if these are actual incremental costs attributable to the project and any production and property taxes but, for purposes of calculating economic limit, should exclude depreciation, abandonment and reclamation costs, and income tax, as well as any overhead above that required to operate the subject property itself. Operating costs may be reduced, and thus project life extended, by various cost- reduction and revenue-enhancement approaches, such as sharing of production facilities, pooling maintenance contracts, or marketing of associated non-hydrocarbons (see Associated Non-Hydrocarbon Components, section 3.2.4 of the official PRMS document).

Interim negative project net cash flows may be accommodated in short periods of low product prices or major operational problems, provided that the longer-term forecasts must still indicate positive economics.

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2.	Amazing Energy’s Development Plan

The Denver Mint Prospect is a 360-acre conventional play located in the northeastern portion of Dinan field in Walthall County, Mississippi. The Dinan field covers 360 acres and has produced 5.94 MMBO from the Lower Tuscaloosa (“Tuscaloosa”) B, C, and D since its discovery in 1970. Amazing Energy acquired 100% WI in a lease located directly over the Denver Mint Prospect, delivering 75% NRI. The terms of the lease include rights to dispose of produced water in the field’s saltwater disposal well at no cost and access to existing field infrastructure (e.g., roads). Figure 2-1 illustrates Amazing Energy’s Leasehold acreage.

Amazing Energy has provided Moyes with their development plan, which includes 4 separate phases. The first phase focuses on bringing previously shut-in wells back online by executing various workover operations and drilling an infill PUD well. This PUD well will be executed by drilling a sidetrack well in Magee et al 34-1. Phase 2 involves a waterflood pilot project in the Tuscaloosa D sand. If the waterflood pilot is proven to be a commercially viable project, the waterflood project will scale up to include 2 additional producers. Phase 3 involves flow testing three prospective shallow formations (Sparta, Cook Mountain, and Yegua) that have no historical production in the Dinan Field. If the flow tests prove these formations can produce at commercial rates, six wells are planned to be re-entered and completed in these three shallow formations. Phase 4 includes recompletion efforts in four wells that have behind pipe volumes. Three of those wells will target the Tuscaloosa B sand, and one well will perforate in both the Tuscaloosa C and D sand.

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Map of Operated Acreage
and Last Known Production
Dinan Field Production Project
Walthall Co., Mississippi
Magee et al. 34-1
3.5 BOPD @ 54% water
(2007)
B Sand
Dinan Field SWD Well
Capacity = 750 BWPD
(1997)
Fernwood Lumber Co. 33-5
3.7 BOPD @ 99% water
(1987)
C Sand (lower lobe)
Fernwood Lumber 27-15
4.1 BOPD @ 98% water
(2015)
B Sand
Planned
Sidetrack
Doster 4-1A
4.4 BOPD @ 99% water
(1984)
B Sand
27-15
34-8
34-6
34-1
33-5
34-2
3-3
3-1
4-1A
KEY
= Leasehold
= Open wellbore (9)
= Saltwater Disposal Well (1)
Crossing Rd
Jefferson Rd
Jack Foil Rd
E Sunny Hill Rd
W Sunny Hill Rd

Figure 2-1: Map of Amazing Energy's Leasehold Acreage

Amazing Energy’s development plan includes projects that will develop oil accumulations that Moyes has classified as reserves or contingent resources. Per SEC guidelines, only volumes classified as proven, probable, and possible reserves can be included in reserves report. Therefore, only proven reserves will be included in the final estimate of net reserves and future net revenue.

3.(i).	Assessment of Reserves

The reserves Moyes identified in the Denver Mint Prospect include PDNP, PBP (proven behind-pipe), and PUD.

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Before Amazing invested in more capital-intensive programs in the Denver Mint, their first order of business is to re-establish existing production capacity. Amazing identified one SWD well and three PDNP oil producers (with perforations in Tuscaloosa B & C) shut-in due to issues related to mechanical problems. These wells are planned to undergo a variety of workover operations, such as acidizing perforations, facility replacement, and cleaning/replacing flowlines. The workover operations are estimated to bring production rates to a total of 18.5 BOPD and cost an estimated $110,000. Figure 3-1 provides a breakdown of the workover operations by well. I have set the initial production rates to produce at the last known rate. The exponential decline rate is based on historic production rates, which ranges from 8% to 15%. There is little to no historic gas production reported for these wells, therefore, I have assumed the produced gas will be used as lease fuel and as such, gas production was not forecasted.

The bulk of Amazing’s investment capital will be allocated to the PUD and PBP reserve volumes. The primary target is the Tuscaloosa B sand and the secondary targets are the Tuscaloosa C and D sand.

The Tuscaloosa B is a channel sand located approximately 10,000 ft below the surface. Well correlation was fundamental to understand the vertical and lateral reservoir extent in this interval, and it was the basis for constructing this Tuscaloosa B isopach (illustrated in Figure 3-2). Production tests and core data from additional wells further support the mapped extent of the prospect. The pay thickness and porosity range from 9 ft to 22 ft and 16-18%. Six wells have produced from this formation in the Dinan Field, averaging 226 Mbbl EUR/well.

Subsurface geologic well data, production records, and historical engineering reports revealed several Tuscaloosa B projects within the proven interval. These projects include one infill PUD sidetrack well and three Tuscaloosa B recompletions. The PUD well location is expected to penetrate the Tuscaloosa B sand 16 ft high of the Fernwood Lumber 34-6 and will recover the attic oil. The three recompletions will produce the additional Tuscaloosa B attic volumes that are behind pipe.

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DENVER MINT PROSPECT
Lower Tuscaloosa
Walthall County, Mississippi
Magee et al. 34-1
19,425 BO
produced from B Sand (tight)
(1998-Present)
Fernwood Lumber 27-15
479,610 BO
produced from B Sand
(1973-Present)
Magee 34-1 Sidetrack
B Sand Reserves
= 144,000 BO
Fernwood Lumber Co. 34-6
510,592 BO
produced from B Sand
(1971-1996)
Fernwood (Hunt) 34-2
1,512 BO
produced from B Sand
(1974 only; Drained by 34-6)
Fernwood Lumber Co. 34-2
4,790 BO
produced from B Sand
(1987-2008)
4N 10E
3N 10E
Fernwood Lumber Co. 3-3
316,556 BO
produced from B Sand
(1987-2010)
Doster 4-1A
219,841 BO
produced from B Sand
(1971-1984)
34
3

Figure 3-2: Lower Tuscaloosa B Net Sand Thickness Isopach

Utilizing the volumetric method, Moyes estimates the OOIP in the Tuscaloosa B Sand to be 13,635 BOIP/acre or 2,686 Mbbl of oil in place. Fernwood (Hunt) 34-2 was depleted by Fernwood 34-6; therefore, I was able to deduce that the drainage area is approximately 74 acres. Utilizing the BOIP/acre and a 74- acre drainage area per well, a range of 22% to 30% was calculated from the offset wells existing within the Tuscaloosa B sand. Based on the offset data, I chose a 25% recovery factor, resulting in 672 Mbbl of recoverable reserves. This recovery factor is also indicative of the strong water drive observed from the historic production in the Tuscaloosa B sand. Since the channel sand is structurally bounded and crowded with wells, I have determined the appropriate drainage area to be approximately 40 acres.

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Moyes was provided with well logs and a Tuscaloosa D structure map (see Figure 5-1 in Appendix). From these logs, I was able to estimate porosity, water saturation, and net pay. Production from the Tuscaloosa C and D sands have also proven to exhibit strong water drives, and the net pay and average reservoir quality are better than the Tuscaloosa B sand. Therefore, I chose a 30% recovery factor, which is 5% higher recovery than the Tuscaloosa B. The same drainage area as the Tuscaloosa B (40 acres) was applied to Tuscaloosa C and D. Amazing has planned for one recompletion in both reservoirs from Fernwood 27-15.

The EUR of the Magee et al 34-1 sidetrack well and 6 other recompletions are presented in Figure 3-3, below. The type curve was constructed based on observed offset well results, which follows a 1 to 4-year period of constant production before exponentially declining by 25% until abandonment. The gas production follows the same type curve behavior and was constructed utilizing a solution gas-oil ratio of 250 scf/bbl. This type curve was applied to the Tuscaloosa B, C, and D since they all have similar reservoir characteristics and the same reservoir drive mechanism (water drive).

The reserves and estimated cash flows are based on the production profile I developed for the PDNP wells, recompletions projects, and sidetrack well. Amazing has proposed 8 projects to be executed in 5 wells. Fernwood 27-15 has 3 projects (1 workover, and 2 recompletions), and Doster 4-1A, Magee et al 34-1-ST1 and Fernwood 34-8 have one project. My profile works under the assumption that there will be no commingled production between two reservoir intervals in the same well. Consequently, the two projects cannot be executed simultaneously, and the queued project will be implemented after the economic limit of the first project is reached.

My development profile is scheduled as follows. On May 1st, 2019, three PDNP wells and one recompletion (Fernwood 34-8) will undergo their workover/recompletion operations. 15 days later, production from those wells will commence. Approximately 2 months later, Magee et al 34-1 sidetrack will begin drilling operations and brought online 30 days later. The remaining recompletion projects will be brought online 15 days after the producing interval reaches the economic limit.

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Well capital and operating costs (provided in Figure 3-1 and 3-4) are based on information provided by Amazing Energy and are held constant throughout the life of the properties. The State of Mississippi Ad Valorem and Severance taxes was also applied to the well economics. Moyes reviewed the data for its reasonableness, and we consider the data appropriate and sufficient for the purposes of estimating reserves and future net revenues. After applying the well economics, the project is estimated to be commercial for 32 years and recover 1,380 Mbbl of oil and 104 MMscf of gas. The Denver Mint production profile is shown in figure 3-5, below.

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3.(ii). Assessment of Contingent Resources

3.(ii).(i) Lower Tuscaloosa D Waterflood

Amazing’s plans to execute secondary recovery operations in the Tuscaloosa D sand. This reservoir was first produced in the 1970s and has since been depleted under primary recovery. The sand is characterized as a 30 ft channel sand with a low dip angle (1-2 degrees), an average porosity of 22%, and a strong water drive. It is important to note that waterflooding a reservoir with a strong water drive is often ineffective for producing at commercial rates, however, the meandering nature of the channel sand has led Amazing to speculate that the aquifer inefficiently swept the reservoir. This is further supported by volumetric calculations, below.

Amazing’s proposed pilot waterflood program will include one pilot water injector, Fernwood 34-2, and two pilot oil producers, Fernwood 3-1 and Fernwood 3-3. The two oil producers are positioned at the bottom of the structure and the injector will inject from the structural crest (see Figure 3-5). This pilot program will sweep 135 acres and 31.5 feet of Tuscaloosa D sand. At initial reservoir conditions, this area had 3,931 Mbbl of oil in place and applying a 30% recovery factor, I estimate there was an initial 1,179 Mbbl of recoverable oil. The two oil producers have produced a combined volume of 926 Mbbl from the Tuscaloosa D, leaving a 253 Mbbl of potentially recoverable resources.

While the above volumetric calculations support the potential to recover significant oil volumes, this project is unproven in the Tuscaloosa D sand, and as such, the potential recoverable oil volumes are considered contingent resources. To bring these volumes from contingent resources into the reserves category, Amazing’s proposed pilot waterflood program will have to successfully prove it can recover oil volumes at commercial rates. If this project proves to be a commercially viable, Amazing plans to continue injecting water from Fernwood 34-2 and recomplete Fernwood 34-7 and Fernwood 34-4 in the Tuscaloosa D.

3.(ii).(ii) Shallow Behind Pipe Reservoir Play: Sparta, Cook Mountain, and Yegua

Amazing has identified six prospects with three shallow behind pipe zones in the Cook Mountain, Yegua, and Sparta formations. These reservoirs were first identified to be potential hydrocarbon bearing zones when local geologists took note of oil shows in the drill cuttings. Due to the focus on the deep Tuscaloosa sands, there was minimal interest in these zones, and they were subsequently left unevaluated. In 2017, a Reservoir Evaluation Tool (RST) run by Schlumberger also indicated good oil shows, supporting the potential for these zones to be hydrocarbon bearing. A petrophysical analysis of the Fernwood 27-15 is shown in Appendix 5-2, detailing the various pay zones identified from the saturation log from 2,860 ft to 3,200 ft.

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Using the type log of the Sparta, Cook Mountain, and Yegua formations from Fernwood 27-15, Moyes identified 28 feet of pay in the Yegua formation, 47 feet of pay in the Cook Mountain formation, and 14 feet of pay in the Sparta formation. The Sparta and Yegua pay zones have oil accumulations at the top of the formation, unlike the pay in the Cook Mountain, which is distributed throughout the 221 feet of reservoir rock. The presence of the measured low to moderate oil saturation throughout the Cook Mountain reservoir indicates poor permeability throughout the formation, which would greatly affect the commercial producibility.

Amazing prospect’s resource volumes were estimated utilizing the oil saturation and average porosity gathered from the Fernwood 27-15 RST log and a 20-acre drainage area. Given that the resources will be depleted under primary recovery, I assumed a 10% recovery factor. The recoverable resource estimates are provided below in Figure 3-5.

Amazing intends to recomplete these zones in all six wellbores, but to date, there have been no production or flow tests from these zones in the Dinan field. The lack of flow tests makes it impossible to determine with certainty if the formations are commercially producible realistically. Therefore, Moyes classified the Sparta, Cook Mountain, and Yegua behind-pipe volumes as contingent resources. To reclassify these contingent resources as reserves, a successful flow test that concludes commercial production must be conducted on a reservoir by reservoir basis. No such test has been performed in any of the shallow reservoirs, and as a result, these resources have been excluded from this reserves report.

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3.	Reserves Breakdown by Class/Category

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5.	Appendix

Waterflood Project Recoverable Reserves
Lower Tuscaloosa 'D' Sand
Area 135 Acres
Thickness 31.5 Feet
Recoverable Oil 138 BO/ac.-ft.
Total = 588,580 BO
Phase II Map of D Sand
Waterflood Project
Dinan Field Production Project
Walthall County, Mississippi
Fernwood Lumber 34-4
11.7 BOPD @ 96% water
(1984, P-1985)
Fernwood Lumber 34-7
3.7 BOPD @ 99% water
(1985, P-1988)
Fernwood Lumber Co. 34-2
2.7 BOPD @ 99% water
(1986, W/O to B Sand)
Fernwood Lumber Co. 3-1
2.8 BOPD @ 99% water
(2005)
Fernwood Lumber Co. 3-3
3.0 BOPD @ 99% water
(1986, W/O to B Sand)
4N 10E
3N 10E
33
34
4
3
-10020
-10000
KEY
= Pilot program producer (1)
= Pilot program injector (2)
= Planned injector (2)
Borehole Postings
Red = Subsea Depth of Lower Tuscaloosa 'D' Sand
Gold = Net Thickness of Lower Tuscaloosa 'D' Sand
N
1:5000
Lower Tuscaloosa 'D' Sand Depth Structure Map
Dinan Field
Walthall County, MS
C.I.: 10 ft.
Scale: 1:5000
Author: Steven Gohlke

Figure 5-1: Lower Tuscaloosa D Structural Map and Amazing's Waterflood Project

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Date : 06/10/2019 4:51:18PM

ECONOMIC SUMMARY PROJECTION

Total

Project Name : Denver Mint Prospect
Partner : All Cases
Case Type : GRAND TOTAL CASE

As Of Date : 05/01/2019
Discount Rate (%) : 10.00
Custom Selection

Cum Oil (Mbbl) : 895.71
Cum Gas (MMcf) : 14.21

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Net Oil (Mbbl)	Net Gas (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil Revenue (M$)	Gas Revenue (M$)	Misc. Revenue (M$)
2019	16.20	2.95	12.15	2.22	68.61	3.07	833.75	6.80	0.00
2020	28.98	5.73	21.73	4.30	68.61	3.07	1,491.14	13.18	0.00
2021	26.55	5.26	19.91	3.95	68.61	3.07	1,365.97	12.10	0.00
2022	24.61	4.90	18.46	3.68	68.61	3.07	1,266.42	11.27	0.00
2023	22.72	4.54	17.04	3.40	68.61	3.07	1,169.30	10.44	0.00
2024	18.26	3.52	13.70	2.64	68.61	3.07	939.80	8.09	0.00
2025	12.78	2.24	9.59	1.68	68.61	3.07	657.73	5.15	0.00
2026	9.99	1.69	7.49	1.27	68.61	3.07	513.91	3.89	0.00
2027	7.89	1.28	5.92	0.96	68.61	3.07	406.10	2.94	0.00
2028	6.46	0.97	4.84	0.73	68.61	3.07	332.16	2.23	0.00
2029	5.30	0.73	3.98	0.55	68.61	3.07	272.94	1.68	0.00
2030	3.68	0.37	2.76	0.28	68.61	3.07	189.58	0.85	0.00
2031	2.05	0.00	1.54	0.00	68.61	0.00	105.56	0.00	0.00
2032	12.85	2.82	9.64	2.11	68.61	3.07	661.06	6.49	0.00
2033	19.19	4.47	14.39	3.35	68.61	3.07	987.44	10.30	0.00
Rem	171.73	42.37	128.80	31.78	68.61	3.07	8,836.70	97.55	0.00
Total	**389.24**	**83.86**	**291.93**	**62.89**	**68.61**	**3.07**	**20,029.67**	**192.96**	**0.00**
Ult	**1,284.95**	**98.06**							

Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2019	5.00	50.98	16.81	1,119.00	112.00	40.00	29.54	0.00	-527.79	-535.47
2020	5.00	91.24	30.09	0.00	168.00	96.00	57.31	0.00	1,061.69	414.99
2021	5.00	83.58	27.56	0.00	168.00	96.00	52.63	0.00	950.30	1,188.38
2022	5.00	77.49	25.55	0.00	168.00	96.00	49.01	0.00	861.63	1,825.83
2023	5.00	71.55	23.59	0.00	168.00	96.00	45.39	0.00	775.21	2,347.56
2024	5.00	57.49	18.96	0.00	158.05	96.00	35.20	0.00	582.20	2,704.25
2025	4.00	40.20	13.26	0.00	72.00	96.00	22.42	0.00	419.00	2,937.52
2026	4.00	31.40	10.36	0.00	58.01	96.00	16.94	0.00	305.10	3,091.97
2027	3.00	24.81	8.18	0.00	48.00	96.00	12.79	0.00	219.26	3,192.89
2028	3.00	20.28	6.69	0.00	48.00	96.00	9.69	0.00	153.73	3,257.23
2029	3.00	16.65	5.49	0.00	48.00	96.00	7.30	0.00	101.17	3,295.74
2030	3.00	11.55	3.81	0.00	48.00	60.29	3.68	0.00	63.10	3,317.58
2031	2.00	6.40	2.11	0.00	48.00	0.00	0.00	0.00	49.05	3,332.97
2032	3.00	40.49	13.35	150.00	92.01	0.00	28.18	0.00	343.53	3,428.10
2033	2.00	60.51	19.95	0.00	120.00	0.00	44.71	0.00	752.55	3,623.10
Rem.		541.88	178.69	300.00	2,185.78	0.00	423.69	0.00	5,304.22	806.93
Total		**1,226.51**	**404.45**	**1,569.00**	**3,709.84**	**1,060.29**	**838.47**	**0.00**	**11,413.96**	**4,430.03**

Disc. Initial Invest. (M$) :	1,195.33
ROInvestment (disc/undisc) :	4.71 / 8.27
Years to Payout :	1.59
Internal ROR (%) :	152.85

Present Worth Profile (M$)

PW	5.00% :	6,581.67
PW	8.00% :	5,113.69
PW	10.00% :	4,430.03
PW	12.00% :	3,899.53
PW	15.00% :	3,298.60
PW	20.00% :	2,614.55

Figure 5-3: Denver Mint Proved (1P) Reserves Economic Summary

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Date: 05/30/2019 4:43:37PM

ECONOMIC SUMMARY PROJECTION

Total

Project Name : Denver Mint Prospect
Partner : All Cases
Case Type : GRAND TOTAL CASE

As Of Date : 05/01/2019
Discount Rate (%) : 10.00
Custom Selection

Cum Oil (Mbbl) : 895.71
Cum Gas (MMcf) : 14.21

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Net Oil (Mbbl)	Net Gas (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil Revenue (M$)	Gas Revenue (M$)	Misc. Revenue (M$)
2019	4.39	0.00	3.29	0.00	68.61	0.00	225.72	0.00	0.00
2020	6.05	0.00	4.54	0.00	68.61	0.00	311.44	0.00	0.00
2021	5.49	0.00	4.12	0.00	68.61	0.00	282.67	0.00	0.00
2022	5.01	0.00	3.75	0.00	68.61	0.00	257.62	0.00	0.00
2023	4.57	0.00	3.43	0.00	68.61	0.00	235.07	0.00	0.00
2024	4.18	0.00	3.14	0.00	68.61	0.00	215.29	0.00	0.00
2025	3.82	0.00	2.86	0.00	68.61	0.00	196.32	0.00	0.00
2026	3.21	0.00	2.41	0.00	68.61	0.00	165.32	0.00	0.00
2027	2.77	0.00	2.08	0.00	68.61	0.00	142.75	0.00	0.00
2028	2.58	0.00	1.93	0.00	68.61	0.00	132.72	0.00	0.00
2029	2.39	0.00	1.79	0.00	68.61	0.00	122.74	0.00	0.00
2030	2.21	0.00	1.66	0.00	68.61	0.00	113.82	0.00	0.00
2031	2.05	0.00	1.54	0.00	68.61	0.00	105.56	0.00	0.00
2032	1.58	0.00	1.18	0.00	68.61	0.00	81.14	0.00	0.00
2033	1.30	0.00	0.98	0.00	68.61	0.00	67.12	0.00	0.00
Rem	2.25	0.00	1.69	0.00	68.61	0.00	115.97	0.00	0.00
Total	53.86	0.00	40.39	0.00	68.61	0.00	2,771.27	0.00	0.00
Ult	949.56	14.21							

Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2019	3.00	13.69	4.51	135.00	48.00	0.00	0.00	0.00	24.52	19.58
2020	3.00	18.89	6.23	0.00	72.00	0.00	0.00	0.00	214.33	211.50
2021	3.00	17.14	5.65	0.00	72.00	0.00	0.00	0.00	187.88	364.43
2022	3.00	15.62	5.15	0.00	72.00	0.00	0.00	0.00	164.85	486.42
2023	3.00	14.25	4.70	0.00	72.00	0.00	0.00	0.00	144.11	583.38
2024	3.00	13.06	4.31	0.00	72.00	0.00	0.00	0.00	125.93	660.41
2025	3.00	11.90	3.93	0.00	72.00	0.00	0.00	0.00	108.49	720.73
2026	3.00	10.03	3.31	0.00	58.01	0.00	0.00	0.00	93.98	768.23
2027	2.00	8.66	2.85	0.00	48.00	0.00	0.00	0.00	83.23	806.48
2028	2.00	8.05	2.65	0.00	48.00	0.00	0.00	0.00	74.02	837.39
2029	2.00	7.44	2.45	0.00	48.00	0.00	0.00	0.00	64.84	862.01
2030	2.00	6.90	2.28	0.00	48.00	0.00	0.00	0.00	56.64	881.57
2031	2.00	6.40	2.11	0.00	48.00	0.00	0.00	0.00	49.05	896.96
2032	2.00	4.92	1.62	0.00	31.88	0.00	0.00	0.00	42.72	909.15
2033	1.00	4.07	1.34	0.00	24.00	0.00	0.00	0.00	37.71	918.93
Rem.		7.03	2.32	0.00	46.04	0.00	0.00	0.00	60.58	13.72
Total		168.05	55.43	135.00	879.92	0.00	0.00	0.00	1,532.87	932.65

Disc. Initial Invest. (M$) : 135.00
ROInvestment (disc/undisc) : 7.91 / 12.35
Years to Payout : 0.57
Internal ROR (%) : 450.30

Present Worth Profile (M$)

PW	5.00% :	1,169.37
PW	8.00% :	1,016.27
PW	10.00% :	932.65
PW	12.00% :	860.57
PW	15.00% :	769.65
PW	20.00% :	652.00

Figure 5-4: Denver Mint Proved Developed Non-Producing Economic Summary

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Date : 06/10/2019 4:53:47PM

ECONOMIC SUMMARY PROJECTION

Total

Project Name : Denver Mint Prospect
Partner : All Cases
Case Type : GRAND TOTAL CASE

As Of Date : 05/01/2019
Discount Rate (%) : 10.00
Custom Selection

Cum Oil (Mbbl) : 0.00
Cum Gas (MMcf) : 0.00

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Net Oil (Mbbl)	Net Gas (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil Revenue (M$)	Gas Revenue (M$)	Misc. Revenue (M$)
2019	5.39	1.35	4.04	1.01	68.61	3.07	277.36	3.10	0.00
2020	7.55	1.89	5.67	1.42	68.61	3.07	388.70	4.35	0.00
2021	5.72	1.43	4.29	1.07	68.61	3.07	294.45	3.29	0.00
2022	4.27	1.07	3.21	0.80	68.61	3.07	219.95	2.46	0.00
2023	3.19	0.80	2.39	0.60	68.61	3.07	164.30	1.84	0.00
2024	2.17	0.54	1.63	0.41	68.61	3.07	111.85	1.25	0.00
2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2028	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2032	11.27	2.82	8.45	2.11	68.61	3.07	579.93	6.49	0.00
2033	17.89	4.47	13.41	3.35	68.61	3.07	920.32	10.30	0.00
Rem	169.47	42.37	127.11	31.78	68.61	3.07	8,720.73	97.55	0.00
Total	**226.94**	**56.73**	**170.20**	**42.55**	**68.61**	**3.07**	**11,677.58**	**130.63**	**0.00**
Ult	**226.94**	**56.73**							

Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2019	1.00	17.01	5.61	150.00	64.00	0.00	13.48	0.00	30.36	24.71
2020	1.00	23.84	7.86	0.00	96.00	0.00	18.88	0.00	246.46	245.70
2021	1.00	18.06	5.95	0.00	96.00	0.00	14.31	0.00	163.43	379.07
2022	1.00	13.49	4.45	0.00	96.00	0.00	10.69	0.00	97.79	451.68
2023	1.00	10.08	3.32	0.00	96.00	0.00	7.98	0.00	48.75	484.66
2024	1.00	6.86	2.26	0.00	86.05	0.00	5.43	0.00	12.50	492.44
2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	492.44
2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	492.44
2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	492.44
2028	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	492.44
2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	492.44
2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	492.44
2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	492.44
2032	1.00	35.57	11.73	150.00	60.13	0.00	28.18	0.00	300.81	575.39
2033	1.00	56.44	18.61	0.00	96.00	0.00	44.71	0.00	714.84	760.61
Rem.		534.85	176.37	300.00	2,139.74	0.00	423.69	0.00	5,243.64	793.21
Total		**716.19**	**236.16**	**600.00**	**2,829.92**	**0.00**	**567.34**	**0.00**	**6,858.59**	**1,553.81**

Disc. Initial Invest. (M$) :	240.06
ROInvestment (disc/undisc) :	7.47 / 12.43
Years to Payout :	2.75
Internal ROR (%) :	460.89

Present Worth Profile (M$)

PW	5.00% :	3,005.71
PW	8.00% :	1,983.60
PW	10.00% :	1,553.81
PW	12.00% :	1,248.74
PW	15.00% :	941.65
PW	20.00% :	655.01

Figure 5-5: Denver Mint Proved Behind-Pipe Economic Summary

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Date : 05/30/2019 4:37:31PM

ECONOMIC PROJECTION

Project Name :	Denver Mint Prospect	**Case :**	Magee et al 34-1 Sidetrack
Partner :	All Cases	**Reserve Cat. :**	Proved Undeveloped
Case Type :	LEASE CASE	**Field :**	Dinan Field
Archive Set :	default	**Operator :**	Amazing Energy
		Reservoir :	Lower Tuscaloosa B
		Co., State :	Walthall, MS

As Of Date : 05/01/2019
Discount Rate (%) : 10.00
Custom Selection

Cum Oil (Mbbl) : 0.00
Cum Gas (MMcf) : 0.00

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Net Oil (Mbbl)	Net Gas (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil Revenue (M$)	Gas Revenue (M$)	Misc. Revenue (M$)
2019	6.43	1.61	4.82	1.20	68.61	3.07	330.67	3.69	0.00
2020	15.37	3.84	11.53	2.88	68.61	3.07	791.00	8.83	0.00
2021	15.33	3.83	11.50	2.87	68.61	3.07	788.84	8.81	0.00
2022	15.33	3.83	11.50	2.87	68.61	3.07	788.84	8.81	0.00
2023	14.96	3.74	11.22	2.81	68.61	3.07	769.94	8.60	0.00
2024	11.91	2.98	8.93	2.23	68.61	3.07	612.66	6.84	0.00
2025	8.97	2.24	6.73	1.68	68.61	3.07	461.41	5.15	0.00
2026	6.77	1.69	5.08	1.27	68.61	3.07	348.59	3.89	0.00
2027	5.12	1.28	3.84	0.96	68.61	3.07	263.36	2.94	0.00
2028	3.88	0.97	2.91	0.73	68.61	3.07	199.44	2.23	0.00
2029	2.92	0.73	2.19	0.55	68.61	3.07	150.20	1.68	0.00
2030	1.47	0.37	1.10	0.28	68.61	3.07	75.76	0.85	0.00
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	**108.45**	**27.11**	**81.34**	**20.33**	**68.61**	**3.07**	**5,580.71**	**62.33**	**0.00**
Ult	**108.45**	**27.11**							

Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2019	1.00	20.28	6.69	834.00	0.00	40.00	16.07	0.00	-582.67	-579.76
2020	1.00	48.51	16.00	0.00	0.00	96.00	38.43	0.00	600.90	-42.21
2021	1.00	48.38	15.95	0.00	0.00	96.00	38.33	0.00	599.00	444.88
2022	1.00	48.38	15.95	0.00	0.00	96.00	38.33	0.00	599.00	887.73
2023	1.00	47.22	15.57	0.00	0.00	96.00	37.41	0.00	582.34	1,279.52
2024	1.00	37.57	12.39	0.00	0.00	96.00	29.77	0.00	443.77	1,551.39
2025	1.00	28.30	9.33	0.00	0.00	96.00	22.42	0.00	310.52	1,724.35
2026	1.00	21.38	7.05	0.00	0.00	96.00	16.94	0.00	211.12	1,831.29
2027	1.00	16.15	5.33	0.00	0.00	96.00	12.79	0.00	136.03	1,893.97
2028	1.00	12.23	4.03	0.00	0.00	96.00	9.69	0.00	79.71	1,927.39
2029	1.00	9.21	3.04	0.00	0.00	96.00	7.30	0.00	36.33	1,941.28
2030	1.00	4.65	1.53	0.00	0.00	60.29	3.68	0.00	6.46	1,943.57
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		**342.26**	**112.86**	**834.00**	**0.00**	**1,060.29**	**271.13**	**0.00**	**3,022.49**	**1,943.57**

Major Phase :	Oil		
Perfs :	0 - 0		
Initial Rate :	1,277.50	bbl/month	
Abandonment :	176.46	bbl/month	
Initial Decline :	0.00	% year	b = 0.000
Beg Ratio :	0.250		
End Ratio :	0.250		

Abandonment Date :	8/20/2030
Working Int :	1.00000000
Revenue Int :	0.75000000
Disc. Initial Invest. (M$) :	820.27
ROInvestment (disc/undisc) :	3.37 / 4.62
Years to Payout :	1.64
Internal ROR (%) :	94.60

Present Worth Profile (M$)

PW	5.00% :	2,406.60
PW	8.00% :	2,113.83
PW	10.00% :	1,943.57
PW	12.00% :	1,790.22
PW	15.00% :	1,587.29
PW	20.00% :	1,307.53

Figure 5-6: Denver Mint Proved Undeveloped Economic Summary

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